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                                                                     EXHIBIT 4.4

                                 [FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


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    CUSIP No. __________

                              THE CHUBB CORPORATION
                               3.95% Note Due 2008

No. ___                                                            [$__________]

         THE CHUBB CORPORATION, a New Jersey corporation (the "ISSUER"), for value received, hereby promises to pay to [For Global Note: insert name of the Depositary or its nominee which shall be Cede & Co. if the Depositary is The Depository Trust Company] or registered assigns, at the office or agency of the Issuer in the City of New York, the principal sum [of _____ DOLLARS ($___)] [For Global Notes: set forth on Schedule I hereto] on April 1, 2008, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 1 and October 1 of each year, commencing [the next April
1 or October 1 following the date of the Exchange Note unless the Exchange Note is issued after March 15 or September 15 but before the following April 1 or October 1, in which case insert the October 1 or April 1 following such next April 1 or October 1], on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from April 1 or October 1, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from [the last interest payment date to which interest was paid on the Initial Note exchanged for the Exchange Note (unless the Exchange Note is issued after March 15 or September
15 but before the following April 1 or October 1 in which case insert such April 1 or October 1) or if no interest has been paid on the Initial Note exchanged for the Exchange Note insert March 18, 2003] until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, (A) if the date hereof is after April 1, 2003 and after the 15th day of March or October, as the case may be, and before the following April 1 or October 1, this Note shall bear interest from such April 1 or October 1; provided, that if the Issuer shall default in the payment of interest due on such April 1 or October 1, then this Note shall bear interest from the next preceding April 1 or October 1, to which interest has been paid or, if no interest has been paid on these Notes, from [the last interest payment date to which interest was paid on the Initial Note exchanged for the Exchange Note (unless the Exchange Note is issued after March 15 or September 15 but before the following April 1 or October 1 in which case insert such April 1 or October 1)

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or if no interest has been paid on the Initial Note exchanged for the Exchange
Note insert March 18, 2003] and (B) if this Note is an Exchange Note issued for an Initial Note after March 15 or September 15 but before the following April 1 or October 1 and the Issuer fails to pay the interest due on such Initial Note on such April 1 or October 1, then this Note shall bear interest from the last interest payment date to which interest was paid on such Initial Note or if no interest has been paid on such Initial Note, from March 18, 2003. The interest so payable on any April 1 or October 1, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on March 15 or September 15, as the case may be, preceding such April 1 or October 1.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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         IN WITNESS WHEREOF, The Chubb Corporation has caused this instrument to be signed by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: __________,
                                               THE CHUBB CORPORATION

                                               By:______________________________

[Seal]

                                               By:______________________________

Attest:

___________________________

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

                (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                               BANK ONE TRUST COMPANY, N.A.,
                                                 as Trustee

                                               By: _____________________________
                                                   Authorized Officer

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                                 REVERSE OF NOTE
                              THE CHUBB CORPORATION
                               3.95% Note Due 2008

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "SECURITIES") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of October 25, 1989 as supplemented by the Supplemental Indenture dated as of March 18, 2003 (herein called the "INDENTURE"), between the Issuer and Bank One Trust Company, N.A., successor in interest to The First National Bank of Chicago, Trustee (herein called the "TRUSTEE" which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 3.95% Notes due 2008 (the "NOTES") of the Issuer, initially limited in aggregate principal amount to $225,000,000.

         The Indenture contains provisions for the defeasance at any time of the entire indebtedness of this Note upon compliance by the Issuer of certain conditions set forth therein, which provisions apply to this Note.

         The Issuer shall have the right to redeem this Note at the option of the Issuee at any time, without premium or penalty, in whole or in part (an "Optional Redemption"), at a redemption price (the "OPTIONAL REDEMPTION PRICE") equal to the greater of:

         (i) 100% of the principal amount of such Notes plus accrued interest thereon to the date of redemption, and

         (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in each case accrued interest thereon to the date of redemption.

         "TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the

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Comparable Treasury Issue (expressed as a percentage of its principal amount)
equal to the Comparable Treasury Price for such redemption date.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

         "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

         "COMPARABLE TREASURY PRICE" means, with respect to any redemption date,
(A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

         "REFERENCE TREASURY DEALER" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc, Goldman Sachs & Co. and Salomon Smith Barney, Inc. or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

         Any redemption pursuant to the preceding paragraph will be made upon not less than 30 nor more than 60 days prior notice before the Redemption Date to the Holders, at the Optional Redemption Price. If the Notes are only partially redeemed by the Issuer pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption the Notes are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes held by each Holder of Notes to be redeemed.

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         In the event of redemption of this Note in part only, a new Note or
Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

         There shall also be payable in respect of this Note all Additional Interest that may have accrued on the Note for which this Note was exchanged (as defined in such Note) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Note and payable at the same time and in the same manner as periodic interest on this Note.

         In case an Event of Default, as defined in the Indenture, with respect to the Notes, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or provable in bankruptcy, or change the currency of payments of principal, premium, if any, or interest, or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any Security, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii)

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reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected or (iii) reduce the percentage of Securities of any series necessary to consent to waive any past default under the Indenture to less than a majority, without the consent of the Holder of each Security so affected, or (iv) modify the provisions of the sections of the Indenture dealing with supplementary indentures or waivers of covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in such sections of the Indenture or the deletion of this proviso, in accordance with the requirements of the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         There is no sinking fund for the retirement of the Notes.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the City of New York, a new Note or Notes of

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authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

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                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

By: _________________________

Date: _______________________

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                                                                      Schedule I

                 [Include as Schedule I only for a Global Note]

                              THE CHUBB CORPORATION
                              3.95% Notes due 2008

No. _______

                                                     Notation Explaining Principal         Authorized Signature of
Date        Principal Amount                         Amount Recorded                       Trustee
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

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